Exhibit 99.5

March 19, 2007

Questions and Answers for Downers Grove Employees
Relating to Downers Grove Office Closure and Entry into
Merger Agreement

This Question and Answer has been developed as a result of the March 19, 2007 announcement by ServiceMaster that it is has entered into an agreement to be acquired by an investment group led by Clayton, Dubilier & Rice, Inc. and the October 2006 announcement by ServiceMaster that it is consolidating its Downers Grove office in Memphis.  The entry into the merger agreement culminates the process announced in November 2006 that ServiceMaster is exploring strategic alternatives.  This Q&A is supplemental to the Q&A dated January 19, 2007, which addresses many questions relating to the closure of the Downers Grove office, such as the commuting policy, calculation of retention bonuses and severance payment, outplacement services, continuation of health care coverage and unemployment compensation.  You should read both this Q&A and the Q&A dated January 19, 2007.

There is a separate Q&A also dated March 19, 2007 that addresses many questions arising out of the entry into the merger agreement, including questions regarding compensation and benefits, such as the effect of the proposed merger on stock options and stock appreciation rights.  Please also review that Q&A.

Entry into Merger Agreement

1.               Why did ServiceMaster enter into the merger agreement?  Senior management of ServiceMaster prepared a three-year strategic plan that was presented to the Board of Directors in November 2006.  The Board endorsed the strategic plan, but was also interested in exploring all possibilities for maximizing stockholder value.  With the strategic plan prepared, the Board had a basis to evaluate any proposal by a third party.  With the assistance of management and financial advisors, the Board conducted a thorough review of strategic alternatives available to ServiceMaster.  Ultimately, the Board concluded that the merger transaction proposed by an investment group led by Clayton, Dubilier & Rice is in the best interests of our stockholders.

2.               Who is Clayton, Dubilier & Rice?  Clayton, Dubilier & Rice is a leading private equity investment firm that has earned consistent, superior investment returns using an integrated operational and financial approach to building and growing portfolio businesses. Since its founding in 1978, Clayton, Dubilier & Rice has managed investments of over $8 billion in 39 U.S. and European businesses with revenues exceeding $40 billion, representing an aggregate transaction value of over $40 billion. Clayton, Dubilier & Rice’s portfolio includes Rexel, a leading global electrical supplies distributor, VWR International, a global leader in the distribution of scientific supplies, and Culligan, a leading global provider of water treatment products and services, among others.

3.               What did Clayton, Dubilier & Rice agree to pay our stockholders?  If the merger is approved by our stockholders and other closing conditions are satisfied, our stockholders will receive $15.625 in cash for each outstanding ServiceMaster share.

4.               Why is Clayton, Dubilier & Rice interested in buying ServiceMaster?  Clayton, Dubilier & Rice believes ServiceMaster is an outstanding company with strong cash flows, great brands and a solid track record of delivering great service to home and business owners nationwide.  Clayton, Dubilier & Rice wants to work with the ServiceMaster team and invest in key strategic initiatives that will accelerate growth in each of our business units, while maintaining a strong emphasis on the core values that are the foundation of our company.

5.               Does this mean ServiceMaster has been sold?  The merger will not occur until after our stockholders have approved the proposed merger transaction, certain governmental approvals are obtained, and other conditions to the merger are satisfied.  Until these conditions are satisfied or waived and the merger occurs, ServiceMaster will continue to operate as a public company.  We currently expect to hold a special meeting of our stockholders to vote on the proposed merger late in the second quarter.

6.               Where can I get more information about the proposed acquisition of ServiceMaster?  We have set up a website at www.svm-news.com.

Closure of the Downers Grove Office

7.               Will ServiceMaster still close the Downers Grove office even though ServiceMaster has agreed to be acquired?  At this time, yes.  Right now we expect the merger to be completed during second or third quarter. The office is scheduled to be closed by November 2007.  While it is possible Clayton, Dubilier & Rice would modify the decision to close the Downers Grove office, we have no reason to believe that decision will be made.  Senior leadership and our Board of Directors continue to believe the transfer of departments, functions and positions will improve the speed and effectiveness of communications and decision-making.  It still makes sense to house those teams at our Memphis campus, where we have the largest investment and concentration of employees and operations, regardless of whether the merger is completed.

8.               Why is ServiceMaster closing the Downers Grove office?  ServiceMaster is closing the Downers Grove office because senior leadership and our Board of Directors believe the transfer of departments, functions and positions will improve the speed and effectiveness of communications and decision-making.  It makes sense to house those teams at our Memphis campus, where we have the largest investment and concentration of employees and operations.

9.               Is the decision to close the Downers Grove office just an economic decision?  No.  This is a long-term decision based on what is in the best interests of the entire enterprise.  To that end, we are committed to the goal of improving the speed and effectiveness of communications and decision-making.  It makes sense to house those teams at our Memphis campus, where we have the largest investment and concentration of employees and operations.  Any cost savings ServiceMaster realizes from closing the office will not be significant.  For example, with few exceptions, we do not plan to eliminate positions.  We are moving positions to Memphis.  ServiceMaster will have to rent more space in our Memphis office to accommodate the positions being transferred to our Memphis office.

10.         What factors were considered in deciding to close the Downers Grove office?  In addition to improving the speed and effectiveness of communications and decision-making, we considered factors such as (1) the loss of personnel, (2) the costs of new space in Memphis against the cost of maintaining our space in Downers Grove, (3) the loss of Illinois tax incentives against Tennessee tax incentives we have obtained, (4) the costs of retention bonuses, severance payments, job relocation bonuses and relocation costs, and (5) the costs to recruit new personnel in Memphis.

Effect on Memphis Headquarters

11.         What is going to happen to the Memphis headquarters?  At this time, nothing has changed.  Our headquarters are in Memphis and there are no plans to change location.

Satellite Office

12.         Will there be a satellite office in the Chicago area?  No.

Timing of the Downers Grove Office Closure

13.         Has the merger affected when the Downers Grove office will close?  No and we do not expect that the merger will change the date for closure of the Downers Grove office.  We still expect the Downers Grove office to close by November 2007.

Decision Makers and Status of Functional Leaders

14.         Who are the decision makers regarding the closure of the Downers Grove office?  The key decision makers with regard to the consolidation of offices are the functional leaders officed in Downers Grove, as well as Pat Spainhour and

Lisa Goettel.  Those functional leaders are Ernie Mrozek, Deb O’Connor, Eric Zarnikow, Jim Goetz, Mitch Engel, Steve Bono and Jim Kaput.

15.         Which functional leaders have committed to stay with ServiceMaster after the consolidation of offices?  Ernie Mrozek will remain with ServiceMaster.  Mitch Engel will remain with ServiceMaster through December 31, 2007.  Deb O’Connor, Jim Kaput, John Mann and Eric Zarnikow will remain with ServiceMaster through October 31, 2007.  Steve Bono and Jim Goetz will remain with ServiceMaster through August 31, 2007.

Relocation and Recruiting

16.         Are some employees relocating to Memphis?  Yes.

17.         What is the deadline to decide whether to relocate?  Although the initial deadline to decide whether to relocate has passed, we did indicate that an employee may reconsider the decision not to relocate after a decision is reached on whether to enter into a strategic alternative transaction.  If you wish to relocate to Memphis or simply to reconsider your decision not to relocate to Memphis, you should contact your supervisor or Stephanie Schumacher.  Your supervisor can make sure you are put in contact with the appropriate HR personnel regarding a relocation opportunity and related matters such as relocation assistance, costs and incentive.

18.         Is the relocation of personnel to Memphis being put on hold pending completion of the merger?  No.

19.         Is the recruiting of personnel for positions being relocated to Memphis being put on hold pending completion of the merger?  No.

Separation Agreement and Severance Payment

20.         What is the deadline for signing a separation agreement? The initial deadline has passed.  All employees have signed and returned a separation agreement or a relocation agreement.  If you wish to relocate to Memphis or simply to reconsider your decision not to relocate to Memphis, you should contact your supervisor or Stephanie Schumacher.  Your supervisor can make sure you are put in contact with the appropriate HR personnel regarding a relocation opportunity and related matters such as relocation assistance, costs and incentive.

21.         What happens to my separation agreement now that ServiceMaster has entered into a merger agreement?  If you have signed and returned a separation agreement, that agreement is enforceable.  Clayton, Dubilier & Rice has agreed to honor all employment agreements, consulting agreements, retention agreements, bonus agreements, severance and separation agreements, relocation agreements, retirement agreements, non-competition agreements and collective bargaining agreements with or applicable to current and former directors, officers and employees.

22.         If I leave voluntarily before my separation date, will I still receive a retention bonus or severance payment?  No.  You must stay through your agreed upon separation date and satisfy the performance goals set forth in your separation agreement in order to receive any retention bonus and must stay through your separation date to receive your severance payment.

23.         If I terminate employment before my separation date, will I receive my salary or base pay through my separation date, a retention bonus through my separation date and a severance payment?  It depends on the facts and circumstances of your termination of employment and the terms of your separation agreement.  As noted above, if you leave voluntarily before your separation date, you will not be paid any retention bonus or severance payment.  If, however, you are terminated by ServiceMaster without cause prior to your separation date, you will receive your salary or base pay through your actual termination date as well as the full retention bonus (calculated through your separation date) and severance payment.  The most likely scenario will be that your replacement has commenced work, you have transitioned your work satisfactorily to your replacement and you and your supervisor recommend that a termination date prior to your separation date should occur.  In this event, a recommendation may be made to the transition task force to terminate your employment prior to the separation date.  If the transition task force agrees with the recommendation, your employment may end prior to your separation date and you will be paid your salary or base pay through your actual termination date as well as your full retention bonus and severance payment.

2007 Bonuses and Long-Term Incentives

24.         Will there be an annual bonus plan in 2007?  Yes.  The Compensation and Leadership Development Committee of our Board of Directors has approved a 2007 annual bonus plan.  If you are eligible to participate in the 2007 annual bonus plan, your threshold, target and maximum bonus targets should be communicated to you by your supervisor.  In addition, your supervisor should be able to communicate the performance goals and targets applicable to you, and your supervisor should work with you to determine any individual goals and objectives you may have to earn a 2007 annual bonus.  If you are eligible for a 2007 annual bonus, you will receive a pro rated bonus for 2007 to the extent the bonus is earned and you stay through your agreed upon separation date in 2007, or your employment is terminated by ServiceMaster without cause prior to your separation date.  Any bonus will be paid when paid to continuing employees, typically in February or March 2008.

25.         Will there be a corporate performance plan in 2007?  Yes.  The Compensation and Leadership Development Committee of our Board of Directors has also approved a 2007 corporate performance plan.  If you are eligible to participate in the 2007 corporate performance plan, your threshold, target and maximum bonus targets should be communicated to you by your supervisor.  The performance goal under this plan is ServiceMaster pre-tax income.  Your supervisor should be able to communicate the 2007 performance targets relating to ServiceMaster pre-tax income.  If you are eligible for a 2007 corporate performance plan bonus, you will receive a pro rated bonus for 2007 to the extent the bonus is earned and you stay through your agreed upon separation date in 2007, or your employment is terminated by ServiceMaster without cause prior to your separation date.  Any bonus will be paid when paid to continuing employees, typically in February or March 2008.

26.         Will there be equity awards in 2007?  No.  Due to ServiceMaster’s entry into the merger agreement, no equity awards will be granted to any employees in 2007.  In addition, while the Compensation and Leadership Development Committee of our Board of Directors has approved a 2007 long-term incentive plan that is payable in cash, employees who are not relocating to Memphis are not eligible to participate in this plan.

27.         What happens to my 2006 annual bonus?  You should have received your 2006 annual bonus, if any, by now.  If you earned a bonus under our 2006 annual bonus plan but have not yet received it, please contact your supervisor.

28.         What happens to my 2006 corporate performance plan bonus?  You should have received your 2006 corporate performance plan bonus, if any, by now.  If you earned a bonus under our 2006 corporate performance plan bonus but have not yet received it, please contact your supervisor.

401(k) Plan and Deferred Compensation Plan

29.         What happens to the company match for the 401(k) plan?  All employees who made contributions in 2006 and who stayed through December 31, 2006 should have had the company match for 2006 credited to their accounts.  Any company match for 2007 employee contributions will be paid only to continuing employees who are still employed on December 31, 2007 (or who terminate prior to December 31, 2007 due to death, disability or retirement).  If you have any questions regarding the 401(k) plan, please contact the T. Rowe Price Service Center at 1-800-922-9945.

30.         What happens to the company match for the deferred compensation plan?  All employees who made contributions in 2006 and who stayed through December 31, 2006 should have had the company match for 2006 credited to their accounts.  Any company match for 2007 employee contributions will be paid only to continuing employees who are still employed on December 31, 2007 (or who terminate prior to December 31, 2007 due to death, disability or retirement).  If you have any questions regarding the deferred compensation plan, please contact the T. Rowe Price Service Center at 1-800-922-9945.

Medical Plan and Prescription Drug, Dental, Vision and Health Care Reimbursement Account

31.         What happens to my medical coverage?  Any employee who terminates employment and has health care coverage at his or her separation date is eligible for continuation of ServiceMaster’s health care coverage, typically for up to 18 months after termination of employment.  Health care coverage includes medical and prescription drug, dental, vision and health care reimbursement account.  The employee will receive a COBRA continuation notice and a COBRA election notice to elect continuation coverage.  COBRA participants have the same rights under COBRA as active participants, including the ability to make changes during the annual enrollment period and also in the event of a qualified life status change.  Please review the January 19, 2007 Q&A for further information.

Notice Regarding Filing of Proxy Statement

ServiceMaster will file with the Securities and Exchange Commission (the “SEC”), and furnish to its stockholders, a proxy statement soliciting proxies for the meeting of its stockholders to be called with respect to the acquisition of ServiceMaster by an investment group led by Clayton, Dubilier & Rice, Inc.

SERVICEMASTER STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THEM BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

ServiceMaster stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  ServiceMaster stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to The ServiceMaster Company, 3250 Lacey Road, Suite 600, Downers Grove, Illinois 60515, Attention: Corporate Secretary, telephone: 630-663-2000, or from ServiceMaster’s website, www.svm.com.

ServiceMaster and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from stockholders of ServiceMaster with respect to the proposed acquisition.  Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in ServiceMaster’s proxy statement relating to the proposed acquisition when it is filed with the SEC.  Information regarding certain of these persons and their beneficial ownership of ServiceMaster common stock as of March 8, 2006 is also set forth in ServiceMaster’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 20, 2006.

Statements about the expected timing, completion and effects of the proposed acquisition of ServiceMaster by an investment group led by Clayton, Dubilier & Rice, Inc. and all other statements in this press release other than historical facts constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements.  Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  ServiceMaster may not be able to complete the proposed merger because of a number of factors, including, among other things, the failure to obtain stockholder approval, the failure of financing or the failure to satisfy other closing conditions.  Other risks and uncertainties that may affect forward-looking statements are described in the reports filed by ServiceMaster with the SEC under the Securities Exchange Act of 1934, as amended, including without limitation ServiceMaster’s Annual Report on Form 10-K for the year ended December 31, 2006.